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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 1, 2001
                                                           ------------



                               SOUND ADVICE, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
                    FLORIDA                                 0-15194                          59-1520531
 ----------------------------------------------     ------------------------      ---------------------------------
 (STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)

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                            1901 TIGERTAIL BOULEVARD
                           DANIA BEACH, FLORIDA 33004
                     ---------------------------------------
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 922-4434
                                                   --------------



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ITEM 5. OTHER EVENTS

         On June 1, 2001, Sound Advice, Inc. ("Sound Advice") entered into an Agreement and Plan of Merger with Tweeter Home Entertainment Group, Inc. ("Tweeter") and its wholly-owned subsidiary TWT Acquisition Corp. ("Tweeter Sub"), providing for the acquisition by Tweeter of all the outstanding common stock of Sound Advice through the merger (the "Merger") of Tweeter Sub with and into Sound Advice. The Merger is structured as a tax-free exchange for stock and will be accounted for by Tweeter as a purchase. Under the terms of the agreement, each outstanding share of Sound Advice common stock will be converted into Tweeter common stock, at an exchange ratio of 1 for 1 while the five-day average market price for Tweeter is between $21 and $30 per share. If the five-day average market price for Tweeter common stock at the time of closing is above $30 per share, the exchange ratio will decrease in order to maintain $30 per share. If the five-day average market price for Tweeter common stock is below $21 per share, the exchange ratio will increase in order to maintain $21 per share. Both parties have the right to terminate if the five-day average closing price of Tweeter common stock is below $18 per share at the time of closing. The transaction, which is expected to close on or about September 1, 2001, is subject to shareholder approval by both companies, any necessary regulatory approvals and other customary closing conditions. The foregoing description of the Agreement and Plan of Merger is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

         Not Applicable

         (b)      Pro Forma Financial Information

         Not Applicable

         (c)      Exhibits

             EXHIBIT
              NUMBER       DESCRIPTION
             --------      -----------

                2.1 Agreement and Plan of Merger among Tweeter Home Entertainment Group, Inc., TWT Acquisition Corp. and Sound Advice, Inc., dated June 1, 2001.

                99.1        Press release of Sound Advice, dated June 4, 2001.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SOUND ADVICE, INC.

Date:  June 8, 2001            By:  /s/ PETER BESHOURI
                                  --------------------------------------------
                                        Peter Beshouri
                                        Chief Executive Officer and President


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